Exhibit (d)(3)

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (“Agreement”) is being entered into as of February 16, 2009 (the “Effective Date”), between CHORDIANT SOFTWARE, INC. (“Chordiant”) and PEGASYSTEMS INC. (“Pegasystems”).

In order to facilitate the consideration and negotiation of a possible transaction involving Chordiant and Pegasystems (referred to collectively as the “Parties” and individually as a “Party”), each Party has requested access to certain non-public information regarding the other Party and the other Party’s subsidiaries. (Each Party, in its capacity as a provider of information, is referred to in this Agreement as the “Provider”; and each Party, in its capacity as a recipient of information, is referred to in this Agreement as the “Recipient.”) This Agreement sets forth the Parties’ obligations regarding the use and disclosure of such information and regarding various related matters.

The Parties, intending to be legally bound, acknowledge and agree as follows:

1. Limitations on Use and Disclosure of Confidential Information. Subject to section 4 below, neither the Recipient nor any of the Recipient’s Representatives (as defined in section 13 below) will, at any time, directly or indirectly:

(a) make use of any of the Provider’s Confidential Information (as defined in section 12 below), except for the specific purpose of considering, evaluating and negotiating a possible transaction between the Parties; or

(b) disclose any of the Provider’s Confidential Information to any other Person (as defined in section 13 below).

The Recipient will be liable and responsible for any breach of this Agreement by any of its Representatives (it being understood that any action or omission on the part of any Representative of the Recipient shall be deemed to constitute a breach or violation of this Agreement if such action or omission would constitute a breach or violation of this Agreement if taken or omitted by the Recipient). The Recipient will (at its own expense) take all commercially reasonable actions necessary to ensure that its Representatives not make any unauthorized use or disclosure of any of the Provider’s Confidential Information.

2. Provider Contact Person. Any request by the Recipient or any of its Representatives to review any of the Provider’s Confidential Information must be directed to any of the individuals identified opposite the name of the Provider on Exhibit A (the “Provider Contact Person”). Neither the Recipient nor any of the Recipient’s Representatives will contact or otherwise communicate with any other Representative of the Provider with respect to the possible transaction that is the subject matter of this Agreement or any related matters without the prior written authorization of one of the Provider Contact Persons. Nothing in this Section 2 shall prohibit any communications by the Recipient to the Provider’s board of directors.

3. No Representations by Provider. The Provider Contact Person will have the exclusive authority to decide what Confidential Information (if any) of the Provider is to be made available to the Recipient and its Representatives. Neither the Provider nor any of the Provider’s Representatives will be under any obligation to make any particular Confidential Information of the Provider available to the Recipient or any of the Recipient’s Representatives or to supplement or update any Confidential Information of the Provider previously furnished. Neither the Provider nor any of its Representatives has made or is making any representation or warranty, express or implied, as to the accuracy or completeness of any of the Provider’s Confidential Information, and neither the Provider nor any of its Representatives will have any liability to the Recipient or to any of the Recipient’s Representatives relating to or resulting from the use of any of the Provider’s Confidential Information or any inaccuracies or errors therein or omissions therefrom. Only those representations and warranties (if any) that are included in any final definitive written agreement that provides for the consummation of a negotiated transaction between the Parties and is validly executed on behalf of the Parties (a “Definitive Agreement”) will have legal effect.

4. Permitted Disclosures.

(a) Notwithstanding the limitations set forth in section 1 above:

(i) the Recipient may disclose Confidential Information of the Provider if and to the extent that the Provider consents in writing to the Recipient’s disclosure thereof;

(ii) subject to section 4(b) below, the Recipient may disclose Confidential Information of the Provider to any Representative of the Recipient, but only to the extent such Representative (A) reasonably needs to know such Confidential Information for the purpose of helping the Recipient consider, evaluate or negotiate a possible transaction between the Parties, and (B) has been provided with a copy of this Agreement, has been instructed to abide by the provisions hereof and is under an obligation to maintain the confidentiality of such Confidential Information; and

(iii) subject to section 4(c) below, the Recipient may disclose Confidential Information of the Provider to the extent required by applicable law or governmental regulation or by valid legal process.

(b) If the Provider delivers to the Recipient a written notice stating that certain Confidential Information of the Provider may be disclosed only to specified Representatives of the Recipient, then, notwithstanding anything to the contrary contained in section 4(a)(ii) above, the Recipient shall not thereafter disclose or permit the disclosure of any of such Confidential Information to any other Representative of the Recipient.

(c) Notwithstanding the limitations set forth in section 1 above, if the Recipient or any of the Recipient’s Representatives is required by law or governmental or other regulation or by subpoena or other valid legal process to disclose any of the Provider’s Confidential Information to any Person, then the Recipient will immediately provide the Provider with written notice of the applicable law, regulation or process so that the Provider may seek a protective order or other appropriate remedy. The Recipient and its Representatives will cooperate fully with the Provider and the Provider’s Representatives in any attempt by the Provider to obtain any such protective order or other remedy. If the Provider elects not to seek, or is unsuccessful in obtaining, any such protective order or other remedy in connection with any requirement that the Recipient disclose Confidential Information of the Provider, then the Recipient may disclose such Confidential Information to the extent legally required; provided, however, that the Recipient and its Representatives will use their reasonable efforts to ensure that such Confidential Information is treated confidentially by each Person to whom it is disclosed.

5. Return of Confidential Information. Upon the Provider’s request, the Recipient and the Recipient’s Representatives will promptly deliver to the Provider any of the Provider’s Confidential Information (and all copies thereof) obtained or possessed by the Recipient or any of the Recipient’s Representatives; provided, however, that, in lieu of delivering to the Provider any such Confidential Information, the Recipient may destroy such Confidential Information and deliver to the Provider a certificate confirming its destruction; provided, further, that outside counsel to the Recipient may retain one copy of such Confidential Information to show compliance with this Agreement or to comply with applicable law, rule or regulation. Notwithstanding the delivery to the Provider (or the destruction by the Recipient) of Confidential Information of the Provider pursuant to this section 5, the Recipient and its Representatives will continue to be bound by their confidentiality obligations and other obligations under this Agreement.

6. Limitation on Soliciting Employees. During the one-year period commencing on the Effective Date, neither Party nor any of such Party’s Representatives will directly or indirectly solicit for employment or knowingly induce or encourage (in each case, other than by means of a general solicitation pursuant to a newspaper or other media advertisement or other customary means by such party in the ordinary course of its business) any Covered Person (as defined herein) to terminate his or her relationship with the other Party or any subsidiary or other affiliate of the other Party in order to become an employee, consultant or independent contractor of or to any other Person. For purposes of this letter agreement, “Covered Person” shall mean any Person who is an employee of the other Party or any subsidiary or other affiliate of the other Party as of the

Effective Date or who becomes an employee of the other Party or of any subsidiary or other affiliate of the other Party before the termination of discussions regarding a possible transaction involving the Parties, in each case, who is either (x) involved in the discussions regarding the possible transaction that is the subject matter of this Agreement or (y) a key employee of the Provider which will be defined as being a vice president level employee or above.

7. Standstill Provision. During the one-year period commencing on the Effective Date (the “Standstill Period”), neither Pegasystems nor any of Pegasystems’ Representatives will, in any manner, directly or indirectly:

(a) make, effect, initiate, propose, cause, participate in or knowingly encourage (i) any acquisition of beneficial ownership of any securities of Chordiant or any securities of any subsidiary or other affiliate of Chordiant, (ii) any acquisition of any assets of Chordiant or any assets of any subsidiary or other affiliate of Chordiant, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving Chordiant or any subsidiary or other affiliate of Chordiant, or involving any securities or assets of Chordiant or any securities or assets of any subsidiary or other affiliate of Chordiant, or (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of Chordiant; provided that, the foregoing restrictions shall not prohibit the Company in any way from making non-public offers or non-public proposals addressed to the board of directors of Chordiant;

(b) form or join a “group” (as defined in the Securities Exchange Act of 1934 and the rules promulgated thereunder) with respect to the beneficial ownership of any securities of Chordiant;

(c) act, alone or in concert with others, to seek to control the management, board of directors or policies of Chordiant;

(d) take any action that would reasonably be likely to require Chordiant to make a public announcement regarding any of the types of matters set forth in clause “(a)” of this sentence; or

(e) enter into any arrangement or agreement with any other Person relating to any of the foregoing.

Notwithstanding the foregoing, if (A) at any time during the Standstill Period a binding definitive acquisition agreement is executed by Chordiant and a third party (other than Pegasystems or any affiliate of Pegasystems) to effect (i) a merger, recapitalization or other business combination or transaction that, if consummated, would result in the holders of the outstanding shares of common stock of Pegasystems immediately prior to such merger or other business combination or transaction owning less than 50% of the outstanding voting power of such third party or the resulting entity immediately following such merger or other business combination or transaction, or (ii) a sale of all or substantially all of the assets of Chordiant and its subsidiaries taken as a whole (each such transaction, a “Change of Control Transaction”), or (B) at any time during the Standstill Period (1) an offer for a Change of Control Transaction that specifies a per share price is publicly announced by a third party, (2) Pegasystems requests an opportunity to meet with the board of directors of Chordiant, and (3) Chordiant does not grant such request within seven days following the date thereof or thereafter continue such discussions in good faith, then the restrictions set forth in this section 7 shall immediately terminate and cease to be of any further force or effect (it being understood that any good faith rejection by Chordiant of any offer or proposal made by Pegasystems as part of such discussions shall not cause the restrictions set forth in this section 7 to terminate). The expiration of the Standstill Period or the termination of the restrictions set forth in this section 7 will not terminate or otherwise affect any of the other provisions of this Agreement. Chordiant hereby represents and warrants to Pegasystems that, during the 12-month period prior to the date of this Agreement, Chordiant has not entered into any confidentiality agreement in connection with a Change of Control Transaction that does not a include a standstill provision.

8. No Obligation to Pursue Transaction. Unless the Parties enter into a Definitive Agreement, no agreement providing for a transaction involving either of the Parties will be deemed to exist between the Parties, and neither Party will be under any obligation to negotiate or enter into any such agreement or transaction with the other Party. Each Party reserves the right, in its sole discretion: (a) to conduct any process it deems appropriate with respect to any transaction or proposed transaction involving such Party and to modify any procedures relating to any such process without giving notice to the other Party or any other Person; (b) to reject any proposal made by the other Party or any of the other Party’s Representatives with respect to a transaction involving such Party; and (c) to terminate discussions and negotiations with the other Party at any time. Each Party recognizes that, except as expressly provided in any binding written agreement between the Parties that is executed on or after the Effective Date: (i) the other Party and its Representatives will be free to negotiate with, and to enter into any agreement or transaction with, any other interested party; and (ii) such Party will not have any rights or claims against the other Party or any of the other Party’s Representatives arising out of or relating to any transaction or proposed transaction involving the other Party.

9. No Waiver. No failure or delay by either Party or any of its Representatives in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise of any such right, power or privilege will preclude any other or future exercise thereof or the exercise of any other right, power or privilege under this Agreement. No provision of this Agreement can be waived or amended except by means of a written instrument that is validly executed on behalf of both of the Parties and that refers specifically to the particular provision or provisions being waived or amended.

10. Remedies. Each Party acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement by such Party or by any of such Party’s Representatives and that the other Party is likely to suffer irreparable harm as a result of any such breach. Accordingly, each Party will be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any breach or threatened breach of this Agreement by the other Party or any of the other Party’s Representatives. The equitable remedies referred to above will not be deemed to be the exclusive remedies for a breach of this Agreement, but rather will be in addition to all other remedies available at law or in equity to the Parties. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that either Party or any of its Representatives has breached this Agreement, such Party will be liable for, and will pay to the other Party and the other Party’s Representatives, the reasonable legal fees incurred by the other Party and the other Party’s Representatives in connection with such litigation (including any appeal relating thereto).

11. Successors and Assigns; Applicable Law; Jurisdiction and Venue. This Agreement will be binding upon and inure to the benefit of each Party and its Representatives and their respective heirs, successors and assigns. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws). Each Party: (a) irrevocably and unconditionally consents and submits to the jurisdiction of the state and federal courts located in the State of Delaware for purposes of any action, suit or proceeding arising out of or relating to this Agreement; (b) agrees that service of any process, summons, notice or document by U.S. registered mail to the address set forth opposite the name of such Party at the end of this Agreement shall be effective service of process for any such action, suit or proceeding brought against such Party; (c) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in any state or federal court located in the State of Delaware; and (d) irrevocably and unconditionally waives the right to plead or claim, and irrevocably and unconditionally agrees not to plead or claim, that any action, suit or proceeding arising out of or relating to this Agreement that is brought in any state or federal court located in the State of Delaware has been brought in an inconvenient forum.

12. Confidential Information. For purposes of this Agreement, the Provider’s “Confidential Information” will be deemed to include only the following:

(a) any information (including any technology, know-how, patent application, test result, research study, business plan, budget, forecast or projection) relating directly or indirectly to the business of the Provider, any predecessor entity or any subsidiary or other affiliate of the Provider (whether prepared by the Provider or by any other Person and whether or not in written form) that is or that has been made available to the Recipient or any Representative of the Recipient by or on behalf of the Provider or any Representative of the Provider, regardless of the manner in which it was made available;

(b) any memorandum, analysis, compilation, summary, interpretation, study, report or other document, record or material that is or has been prepared by or for the Recipient or any Representative of the Recipient to the extent that it contains, reflects, interprets or is based directly or indirectly upon any information of the type referred to in clause “(a)” of this sentence;

(c) the existence and terms of this Agreement, and the fact that information of the type referred to in clause “(a)” of this sentence has been made available to the Recipient or any of its Representatives; and

(d) the fact that discussions or negotiations are or may be taking place with respect to a possible transaction involving the Parties, and the proposed terms, conditions or other facts with respect to any such transaction, including the status thereof.

However, the Provider’s “Confidential Information” will not be deemed to include:

(i) any information that is or becomes generally available to the public other than as a direct or indirect result of the disclosure of any of such information by the Recipient or by any of the Recipient’s Representatives in breach or in violation of this Agreement;

(ii) any information that was in the Recipient’s possession prior to the time it was first made available to the Recipient or any of the Recipient’s Representatives by or on behalf of the Provider or any of the Provider’s Representatives, provided that the source of such information was not and is not known to the Recipient to be bound by any contractual or other obligation of confidentiality to the Provider or to any other Person with respect to any of such information;

(iii) any information that becomes available to the Recipient on a non-confidential basis from a source other than the Provider or any of the Provider’s Representatives, provided that such source is not known to the Recipient to be bound by any contractual or other obligation of confidentiality to the Provider or to any other Person with respect to any of such information; or

(iv) is independently developed by the Recipient without use of or reference to any of the Provider’s Confidential Information.

13. Miscellaneous; Termination.

(a) For purposes of this Agreement, a Party’s “Representatives” will be deemed to include each Person that is or becomes (i) a subsidiary or other controlled affiliate of such Party, or (ii) an officer, director, employee, partner, attorney, advisor, accountant, agent or representative of such Party or of any of such Party’s subsidiaries or other controlled affiliates.

(b) The term “Person,” as used in this Agreement, will be broadly interpreted to include any individual and any corporation, partnership, entity, group, tribunal or governmental authority.

(c) The bold-faced captions appearing in this Agreement have been included only for convenience and shall not affect or be taken into account in the interpretation of this Agreement.

(d) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(e) By making Confidential Information or other information available to the Recipient or the Recipient’s Representatives, the Provider is not, and shall not be deemed to be, granting (expressly or by implication) any license or other right under or with respect to any patent, trade secret, copyright, trademark or other proprietary or intellectual property right.

(f) To the extent that any Confidential Information includes materials or other information that may be subject to the attorney-client privilege, work product doctrine or any other applicable privilege or doctrine concerning any Confidential Information or any pending, threatened or prospective action, suit, proceeding, investigation, arbitration or dispute, it is acknowledged and agreed that the Parties have a commonality of interest with respect to such Confidential Information or action, suit, proceeding, investigation, arbitration or dispute and that it is the Parties’ mutual desire, intention and understanding that the sharing of such materials and other information is not intended to, and shall not, affect the confidentiality of any of such materials or other information or waive or diminish the continued protection of any of such materials or other information under the attorney-client privilege, work product doctrine or other applicable privilege or doctrine. Accordingly, all Confidential Information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege or doctrine shall remain entitled to protection thereunder and shall be entitled to protection under the joint defense doctrine, and the Parties agree to take all measures necessary to preserve, to the fullest extent possible, the applicability of all such privileges or doctrines.

(g) This Agreement constitutes the entire agreement between the Recipient and the Provider regarding the subject matter hereof and supersedes any prior agreement between the Recipient and the Provider regarding the subject matter hereof.

(h) This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(i) This Agreement shall terminate on the second anniversary of the Effective Date; provided, however, that (i) the restrictions and covenants set forth in this Agreement relating to Confidential Information consisting of or relating to trade secrets, intellectual property, intellectual property rights and/or technical information shall terminate on the fifth anniversary of the Effective Date; and (ii) the termination of this Agreement shall not relieve any Party from any liability with respect to any violation or breach of any provision contained in this Agreement.

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The parties have caused this Agreement to be executed as of the Effective Date.

CHORDIANT SOFTWARE, INC.	PEGASYSTEMS INC.

By:	/s/ Steven R. Springsteel	By:	/s/ Alan Trefler

Name:	Steven R. Springsteel	Name:	Alan Trefler

Title:	Chairman, President and CEO	Title:	Chief Executive Officer

Signature Page to Confidentiality Agreement

AMENDMENT TO CONFIDENTIALITY AGREEMENT

This Amendment to Confidentiality Agreement (this “Amendment”) is entered into as of March 16, 2009, between Chordiant Software, Inc., a Delaware corporation (“Chordiant”), and Pegasystems Inc., a Delaware corporation (“Pegasystems”).

Recitals

A. Chordiant and Pegasystems are parties to a Confidentiality Agreement dated as of February 16, 2009 (the “Confidentiality Agreement”). Capitalized terms not otherwise defined in this Amendment will have the meanings given to such terms in the Confidentiality Agreement.

B. The parties desire to amend the Confidentiality Agreement as set forth herein.

Agreement

The parties to this Amendment, intending to be legally bound, agree as follows:

1. The Confidentiality Agreement is hereby amended by adding a new Section 14 and a new Section 15, which will read in their entirety as follows:

“14. Disclosure Procedures for Highly Confidential Financial Information.

(a) Notwithstanding anything in this Agreement to the contrary, the parties agree that the only individuals representing Pegasystems who will be granted access to Highly Confidential Financial Information (as defined below) are those representatives of Ernst & Young listed on Exhibit A hereto (the “Financial Clean Team”). For purposes of this Agreement, “Highly Confidential Financial Information” means Chordiant’s PBC reports, the audit work papers relating to the Company prepared by BDO Seidman, LLP, Chordiant’s independent auditors, and any other Confidential Information identified by Chordiant in writing (prior to disclosure to Pegasystems or its representatives) to be of this level of sensitivity, except to the extent of data previously provided through the data room.

(b) Pegasystems hereby agrees to cause the individuals on the Financial Clean Team not to disclose, prior to the consummation of the proposed acquisition of Chordiant by Pegasystems, any of the Highly Confidential Financial Information to any employees, officers, directors, or representatives of Pegasystems, or to any other individuals who are not on the Financial Clean Team, except that they may disclose this information in written summaries, so long as these written summaries do not provide pricing terms, customer-specific information, or provide the means of determining the identity of specific customers, to members of the Pegasystems due diligence team determined by the Financial Clean Team to have a good faith “need to know” basis for the information at the level of detail these summaries provide. Subsequent to signing a definitive agreement but prior to consummating the transaction, Pegasystems may request that individuals not listed on Exhibit A or Exhibit B have access to specified Highly Confidential Financial Information for integration planning purposes, with access subject to the prior written approval of Chordiant.

15. Disclosure Procedures for Other Highly Confidential Information.

(a) Notwithstanding anything in this Agreement to the contrary, the parties agree that the only individuals representing Pegasystems who will be granted access to Other Highly Confidential Information (as defined below) are those individuals listed on Exhibit B hereto (the “Non-Financial Clean Team”). For purposes of this Agreement, “Other Highly Confidential Information” means any Chordiant customer, OEM or partner agreement, and any other Confidential Information identified by Chordiant in writing (prior to disclosure to Pegasystems or its representatives) to be of this level of sensitivity, except to the extent previously provided through the data room.

(b) Pegasystems hereby agrees to cause the individuals on the Non-Financial Clean Team not to disclose, prior to the consummation of the proposed acquisition of Chordiant by Pegasystems, any of the Other Highly Confidential Information to any employees, officers, directors, or representatives of Pegasystems, or to any other individuals who are not on the Non-Financial Clean Team, except that they may disclose this information in written summaries, so long as these written summaries do not provide pricing terms, customer-specific information, or provide the means of determining the identity of specific customers, to members of the Pegasystems due diligence team determined by the Financial Clean Team to have a good faith “need to know” basis for the information at the level of detail these summaries provide, and Chordiant has provided written approval of the disclosure of these summaries to them after first having received the names and titles of individuals to whom Pegasystems wants to share this information (and a brief description of which summaries it seeks to share with which individuals) and these recipients are not permitted to share the summaries or any of their contents with any other individuals without Chordiant’s prior written authorization. Subsequent to signing a definitive agreement but prior to consummating the transaction, Pegasystems may request that individuals not listed on Exhibit A or Exhibit B have access to specified Other Highly Confidential Information for integration planning purposes, with access subject to the prior written approval of Chordiant.”

2. Except as it has been specifically amended pursuant to Section 1 of this Amendment, the Confidentiality Agreement will continue in full force and effect.

3. This Amendment may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

The parties to this Amendment have caused this Amendment to be executed and delivered as of the date first set forth above.

CHORDIANT SOFTWARE, INC.

By:	/s/ David Zuckerman

Name:	David Zuckerman

Title:	VP, General Counsel and Secretary

PEGASYSTEMS INC.

By:	/s/ Shawn Hoyt

Name:	Shawn Hoyt

Title:	General Counsel and Secretary

2

AMENDMENT TO CONFIDENTIALITY AGREEMENT

This AMENDMENT TO CONFIDENTIALITY AGREEMENT (“Amendment”) is being entered into as of March 2, 2010 between CHORDIANT SOFTWARE, INC. (“Chordiant”) and PEGASYSTEMS INC. (“Pegasystems”).

WHEREAS, Chordiant and Pegasystems previously entered into a Confidentiality Agreement dated as of February 16, 2009 (the “Confidentiality Agreement”), which Confidentiality Agreement remains in effect; and

WHEREAS, Chordiant and Pegasystems desire to delete Sections 6, 7 and 13(i) of the Confidentiality Agreement and replace them with new provisions which extend the term of those sections;

NOW THEREFORE, BE IT RESOLVED, that the Parties, intending to be legally bound, acknowledge and agree as follows:

14. Limitation on Soliciting Employees. Section 6 of the Confidentiality Agreement is hereby deleted in its entirety and replaced with the following:

6. Limitation on Soliciting Employees. During the 18-month period commencing on the Effective Date, neither Party nor any of such Party’s Representatives will directly or indirectly solicit for employment or knowingly induce or encourage (in each case, other than by means of a general solicitation pursuant to a newspaper or other media advertisement or other customary means by such party in the ordinary course of its business) any Covered Person (as defined herein) to terminate his or her relationship with the other Party or any subsidiary or other affiliate of the other Party in order to become an employee, consultant or independent contractor of or to any other Person. For purposes of this letter agreement, “Covered Person” shall mean any Person who is an employee of the other Party or any subsidiary or other affiliate of the other Party as of the Effective Date or who becomes an employee of the other Party or of any subsidiary or other affiliate of the other Party before the termination of discussions regarding a possible transaction involving the Parties, in each case, who is either (x) involved in the discussions regarding the possible transaction that is the subject matter of this Agreement or (y) a key employee of the Provider which will be defined as being a vice president level employee or above.

2. Standstill Provision. Section 7 of the Confidentiality Agreement is hereby deleted in its entirety and replaced with the following:

7. Standstill Provision. During the 18-month period commencing on the Effective Date (the “Standstill Period”), neither Pegasystems nor any of Pegasystems’ Representatives will, in any manner, directly or indirectly:

(a) make, effect, initiate, propose, cause, participate in or knowingly encourage (i) any acquisition of beneficial ownership of any securities of Chordiant or any securities of any subsidiary or other affiliate of Chordiant, (ii) any acquisition of any assets of Chordiant or any assets of any subsidiary or other affiliate of Chordiant, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving Chordiant or any subsidiary or other affiliate of Chordiant, or involving any securities or assets of Chordiant or any securities or assets of any subsidiary or other affiliate of Chordiant, or (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of Chordiant; provided that, the foregoing restrictions shall not prohibit Pegasystems in any way from making non-public offers or non-public proposals addressed to the board of directors of Chordiant;

(b) form or join a “group” (as defined in the Securities Exchange Act of 1934 and the rules promulgated thereunder) with respect to the beneficial ownership of any securities of Chordiant;

(c) act, alone or in concert with others, to seek to control the management, board of directors or policies of Chordiant;

(d) take any action that would reasonably be likely to require Chordiant to make a public announcement regarding any of the types of matters set forth in clause “(a)” of this sentence; or

(e) enter into any arrangement or agreement with any other Person relating to any of the foregoing.

Notwithstanding the foregoing, if (A) at any time during the Standstill Period a binding definitive acquisition agreement is executed by Chordiant and a third party (other than Pegasystems or any affiliate of Pegasystems) to effect (i) a merger, recapitalization or other business combination or transaction that, if consummated, would result in the holders of the outstanding shares of common stock of Chordiant immediately prior to such merger or other business combination or transaction owning less than 50% of the outstanding voting power of such third party or the resulting entity immediately following such merger or other business combination or transaction, or (ii) a sale of all or substantially all of the assets of Chordiant and its subsidiaries taken as a whole (each such transaction, a “Change of Control Transaction”), or (B) at any time during the Standstill Period (1) Pegasystems requests in writing an opportunity to meet with the board of directors of Chordiant, and (2) Chordiant does not grant such request within seven days following the date thereof or thereafter continue such discussions in good faith, then the restrictions set forth in this section 7 shall immediately terminate and cease to be of any further force or effect (it being understood that any good faith rejection by Chordiant of any offer or proposal made by Pegasystems as part of such discussions shall not cause the restrictions set forth in this section 7 to terminate). The expiration of the Standstill Period or the termination of the restrictions set forth in this section 7 will not terminate or otherwise affect any of the other provisions of this Agreement. Chordiant hereby represents and warrants to Pegasystems that, during the 12-month period prior to the date of this Agreement, Chordiant has not entered into any confidentiality agreement in connection with a Change of Control Transaction that does not a include a standstill provision.

3. Term. Section 13(i) of the Confidentiality Agreement is hereby deleted in its entirety and replaced with the following:

(i) This Agreement shall terminate on the third anniversary of the Effective Date; provided, however, that (i) the restrictions and covenants set forth in this Agreement relating to Confidential Information consisting of or relating to trade secrets, intellectual property, intellectual property rights and/or technical information shall terminate on the sixth anniversary of the Effective Date; and (ii) the termination of this Agreement shall not relieve any Party from any liability with respect to any violation or breach of any provision contained in this Agreement.

4. Miscellaneous.

(a) Defined terms used but not defined herein shall have the meaning ascribed to them in the Confidentiality Agreement.

(b) Except as otherwise provided herein, the Confidentiality Agreement shall remain in full force and effect.

(c) This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Amendment.

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2

The parties have caused this Amendment to be executed as of the date first written above.

CHORDIANT SOFTWARE, INC.		PEGASYSTEMS INC.

By:	/s/ Robert A. Roepke, Jr.	By:	/s/ Shawn Hoyt

Name:	Robert A. Roepke, Jr.	Name:	Shawn Hoyt

Title:	VP, Finance	Title:	General Counsel

Signature Page to Amendment to Confidentiality Agreement

AMENDMENT TO CONFIDENTIALITY AGREEMENT

This Amendment to Confidentiality Agreement (this “Amendment”) is entered into as of March 3, 2010, between Chordiant Software, Inc., a Delaware corporation (“Chordiant”), and Pegasystems Inc., a Delaware corporation (“Pegasystems”).

Recitals

A. Chordiant and Pegasystems are parties to a Confidentiality Agreement dated as of February 16, 2009 (as previously amended on March 16, 2009 and March 2, 2010, the “Confidentiality Agreement”). Capitalized terms not otherwise defined in this Amendment will have the meanings given to such terms in the Confidentiality Agreement.

B. The parties desire to amend the Confidentiality Agreement as set forth herein.

Agreement

The parties to this Amendment, intending to be legally bound, agree as follows:

1. The Confidentiality Agreement is hereby amended by substituting the following new Section 14 in lieu of the prior Section 14 added by amendment on March 16, 2009, and by deleting the prior Section 15 added by amendment on March 16, 2009. Accordingly, Section 14 will read in its entirety as follows:

“14. Disclosure Procedures for Highly Confidential Information.

(a) Notwithstanding anything in this Agreement to the contrary, the parties agree that the only individuals representing Pegasystems who will be granted access to Highly Confidential Information (as defined below) are those Pegasystems employees and representatives of Pegasystems’ financial and legal advisors listed on Exhibit A hereto (the “Clean Team”). For purposes of this Agreement, “Highly Confidential Information” means (1) Chordiant’s PBC reports, the audit work papers relating to the Company prepared by BDO Seidman, LLP, Chordiant’s independent auditors, (2) any Chordiant customer, OEM or partner agreement, and (3) and any other Confidential Information identified by Chordiant in writing (prior to disclosure to Pegasystems or its representatives) to be of this level of sensitivity. Notwithstanding anything herein to the contrary, any information previously provided to Pegasystems through the data room as Highly Confidential Financial Information or Other Highly Confidential Information shall be Highly Confidential Information hereunder.

(b) Pegasystems hereby agrees to cause the individuals on the Clean Team not to disclose, prior to the consummation of the proposed acquisition of Chordiant by Pegasystems, any of the Highly Confidential Information to any employees, officers, directors, or representatives of Pegasystems, or to any other individuals who are not on the Clean Team, except that they may disclose this information in written summaries, so long as these written summaries do not provide pricing terms, customer-specific information, or provide the means of determining the identity of specific customers, to members of the Pegasystems due diligence team determined by the Clean Team to have a good faith “need to know” basis for the information at the level of detail these summaries provide. Subsequent to signing a definitive agreement but prior to consummating the transaction, Pegasystems may request that individuals not listed on Exhibit A have access to specified Highly Confidential Information for integration planning purposes, with access subject to the prior written approval of Chordiant.

2. Except as it has been specifically amended pursuant to Section 1 of this Amendment, the Confidentiality Agreement will continue in full force and effect.

3. This Amendment may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

The parties to this Amendment have caused this Amendment to be executed and delivered as of the date first set forth above.

CHORDIANT SOFTWARE, INC.

By: /s/ David Zuckerman
Name: David Zuckerman
Title: VP, General Counsel and Secretary

PEGASYSTEMS INC.

By: /s/ Shawn Hoyt
Name: Shawn Hoyt
Title: General Counsel and Secretary

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